UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2015

Boreal Water Collection, Inc.

(Exact name of registrant as specified in its charter)

NV	000-54776	98-0453421
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4496 State Road 42 North, Kiamesha Lake, New York	12751
(Address of Principal Executive Officers)	(Zip Code)

Registrant's telephone number, including area code: (845) 794-0400

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 27, 2015, the shareholders approved an increase in the authorized common shares of the Company from 1.5 billion to 5 billion. This was accomplished through a Consent without a meeting as attached hereto as an Exhibit. On March 27, 2015, the Nevada Secretary of State accepted and filed the Company’s Certificate of Amendment to our Articles of Incorporation changing the authorized common shares from 1.5 billion to 5 billion. The par value remains at .001/per share. A copy of the Certificate of Amendment is included herewith as an Exhibit.

Section 9 - Financial Statements and Exhibits

9.01	Financial Statements and Exhibits

3.1	Certificate of Amendment to the Company’s Articles of Incorporation as filed with the Nevada Secretary of State on March 27, 2015.

99.1	Shareholders’ Consent authoring an amendment to the Company’s Articles of Incorporation increasing the number of authorized common shares from 1.5 billion to 5 billion shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2015

By:	/s/ Francine Lavoie
Mrs. Francine Lavoie, Principal Executive Officer, Principal Financial Officer, Controller and Sole Member of the Board of Directors